UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2013

MANPOWERGROUP INC.
 (Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Manpower Place
Milwaukee, Wisconsin	53212
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (414) 961-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 13, 2013, ManpowerGroup Inc. (the “Company”) entered into a severance agreement with Darryl Green, its President, effective as of August 1, 2013.  This severance agreement replaces a similar agreement that expired on July 31, 2013.  The new severance agreement expires on August 1, 2016, three years from the expiration date of the severance agreement it replaces.  Aside from the new term, the severance agreement is in substantially the same form as the severance agreement it replaces with certain other modifications including the following changes:

•
Under the severance agreement, upon the executive’s (i) involuntary termination (other than for “cause”), (ii) voluntary termination for “good reason” or (iii) termination due to the death or disability of the executive, the executive is entitled to receive a prorated incentive for the year in which termination occurs.  Under the prior agreement, Mr. Green was entitled to receive his target annual incentive.

•
The definition of “good reason” has been modified to include (i) any material breach by the Company or one of its affiliates of a material obligation to pay or provide benefits or compensation to the executive, (ii) a material diminution in base salary, (iii) a material diminution in the executive’s authority, duties or authority, coupled with a material reduction in the executive’s target bonus opportunity, (iv) a material diminution in the executive’s authority, duties or responsibility which is not coupled with a material reduction in the executive’s target bonus opportunity, but which occurs within 2 years after a change of control; or (v) a material reduction in the executive’s target bonus opportunity which is not coupled with a material diminution in the executive’s authority, duties or responsibilities, but which occurs within 2 years after a change of control.  Under the prior agreement, “good reason” included a material diminution of the executive’s authority, duties or responsibilities (except in the case of a good faith reassignment to another senior executive level position by the CEO prior to a change in control), but did not include a material diminution in his target bonus opportunity (other than in the two years following a change of control).

•
The healthcare continuation benefits for a termination that does not occur in connection with a change of control have been revised so that the Company will pay the total cost of benefit continuation for twelve months.  Under the prior agreement, the Company was required only to pay the normal employer-portion of such cost.

The foregoing description of the severance agreements is qualified in its entirety be reference to the severance agreement filed therewith as exhibit 10.1, which is incorporated by reference into this Item 5.02.

Item 9.01.                      Exhibits.

Exhibit No.	Description
10.1	Severance Agreement dated August 13, 2013 between the Company and Darryl Green.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MANPOWERGROUP INC.

Dated: August 19, 2013	By:	/s/ Richard Buchband
Richard Buchband Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Severance Agreement dated August 13, 2013 between the Company and Darryl Green.